Exhibit 10.50

Motorola Solutions Executive Officer Short Term Incentive Plan
Overview

The Motorola Solutions Executive Officer Short Term Incentive Plan (“STIP”) has been established to: (i) reward and retain Executive Officers of Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) through competitive rewards, (ii) align individual efforts with the Company’s business goals and (iii) reward Executive Officers for strong individual and business performance. The Plan is based on calendar-year performance periods commencing January 1, 2013. The Plan is being implemented pursuant to the terms and conditions of the Omnibus Plan. Capitalized terms are defined in the “Definitions” section below.
Eligibility

To be eligible to participate in this Plan, an individual must:

•	Be a full-time Employee of Motorola Solutions in a capacity as Executive Officer during any portion of a Plan year;

•	Not be a participant in any other annual or periodic incentive or bonus plan (e.g., sales incentive plans, etc.); and

•	Meet one of the following conditions:

▪	The Employee is active on a Company payroll as of the end of the Plan Year;

▪	The Employee is on a Leave of Absence as of the end of the Plan Year;

▪	The Employee Retired from the Company during the Plan Year while actively employed or while on a Leave of Absence;

▪	The Employee died during the Plan Year while actively employed by the Company or while on a Leave of Absence

▪	The Employee separated from the Company during the Plan Year due to Total and Permanent Disability while actively employed or while on Leave of Absence; or

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The Employee separated from the Company during the Plan Year under certain circumstances in connection with a Change in Control, Divestiture, reduction in force or restructuring, which circumstances are described in the “Administration” section below.

Award Calculation

Awards will be calculated and paid after the close of each Plan Year. The award amount will be based on the Participant’s Eligible Earnings, Target Award Percentage, and the applicable Business and Individual Performance Factors, as each is defined in the Definitions section, as follows:

Award	=	Eligible Earnings	x	Target Award Percentage	x	Business Performance Factor	x	Individual Performance Factor

Target Award Percentages for each Plan Year for Participants shall be determined by the Compensation Committee.

Business Performance Factors shall be based on financial and/or non-financial factors, as may be determined by the Compensation Committee in its complete discretion.

Individual Performance Factors shall be based on the performance of Participants in contributing to the Company’s business performance. The Compensation Committee will determine an Individual Performance Factor for each Participant within the range(s) established each Plan Year by the Compensation Committee in its complete discretion.

Establishing Performance Measures and Goals
Annually, the Compensation Committee will establish the following for the Plan Year no later than the 90th day of the Plan Year:

•	Performance Measures – the specific financial and/or non-financial measures that will be used to determine the Business Performance Factors for that year, and the relative weighting of each measure.

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Payout Scales – the specific performance minimums, targets and maximums for each Performance Measure, and the corresponding payout percentage for each level of business performance for Motorola Solutions and/or any business unit, as appropriate.

The Compensation Committee will review progress against the performance measures periodically throughout the year. At the end of the Plan Year, the Compensation Committee will review full year performance and the corresponding management recommendations regarding each Business Performance Factor. The Compensation Committee, in its discretion, will determine the final Business Performance Factors for the Company and/or any business unit, as appropriate.

Payout Process

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All earned awards will be paid in cash. Payment will be made as soon as administratively practical during the calendar year immediately following the close of a Plan Year (unless a Participant makes an irrevocable election under any deferred compensation arrangement subject to Section 409A of the Internal Revenue Code of 1986, as amended, to defer payment of all or a portion of the Participant’s award, in which case such payment, if any, shall be made in accordance with such election).

•	A Participant shall have no right to an award until that award is paid.

General Provisions

•	Awards are subject to all applicable withholding taxes and other required deductions.

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The Plan will not be available to Employees who are subject to the laws of any jurisdiction which prohibits any provisions of this Plan or in which tax or other business considerations make participation impracticable in the judgment of the Compensation Committee.

•	This Plan does not constitute a guarantee of employment nor does it restrict the Company’s rights to terminate employment at any time or for any reason.

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The Plan and any individual award is offered as a gratuitous award at the sole discretion of the Company. The Plan does not create vested rights of any nature nor does it constitute a contract of employment or a contract of any other kind. The Plan does not create any customary concession or privilege to which there is any entitlement from year-to-year, except to the extent required under applicable law. Nothing in the Plan entitles an Employee to any remuneration or benefits not set forth in the Plan nor does it restrict the Company’s rights to increase or decrease the compensation of any Employee, except as otherwise required under applicable law.

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Except as explicitly provided by law, the awards shall not become a part of any employment condition, regular salary, remuneration package, contract or agreement, but shall remain gratuitous in all respects. Awards are not to be taken into account for determining overtime pay, severance pay, termination pay, pay in lieu of notice or any other form of pay or compensation.

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Except as explicitly provided by law, this Plan is provided at the Company’s sole discretion and the Compensation Committee may modify or terminate it at any time, prospectively or retroactively, without notice or obligation for any reason. In addition, there is no obligation to extend the Plan or establish a replacement plan in subsequent years.

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All awards to Participants who are subject to the terms and conditions of the Recoupment Policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act (the “Recoupment Policy”), shall be subject to the terms of the Recoupment Policy. The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”), the Company’s independent directors may require, among other things, reimbursement of all or a portion of the gross amount of any bonus or incentive compensation paid to such Participants hereunder on or after January 1, 2008, if and to the extent the conditions set forth in the Recoupment Policy apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon such Participant. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.

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The Plan shall not be funded in any way. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of awards. To the extent any person acquires a right to receive payment under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company.

•	Award opportunities may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Administration

•	The Compensation Committee has the overall responsibility for administering and amending this Plan, subject to the following:

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The Compensation Committee will approve at the close of the Plan Year the final Business Performance Factors and the aggregate dollar payout amount, following a review of the underlying calculations, including any recommended adjustments to the performance measures made during the course of, or with respect to, the Plan Year.

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The Compensation Committee, in its discretion, can for good reason modify the Business Performance Factors and can include or exclude individual items from the calculation of the Business Performance Factors.

•	The Compensation Committee may delegate ministerial duties under the Plan to such of the Company’s officers as it so determines. .

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Any claims for payment under the Plan or any other matter relating to the Plan must be presented in writing to the Compensation Committee within 60 days after the event that is the subject of the claim. The Compensation Committee will then provide a response within 60 days of receiving the claim (or within 120 days if special circumstances require an extension of time and written notice was provided to the Employee before the expiration of the initial 60 day period), which shall be final and binding.

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Because retention is an important objective of this Plan and awards do not bear a precise relationship to time worked within the Plan Year or length of service with the Company, the following will apply to Participants who separate from employment (payroll) prior to the end of the Plan Year. All pro rata awards outlined below shall be based on the Participant’s Eligible Earnings for time actively worked in the Plan Year, their applicable Target Award Percentage and the applicable Business Performance Factor approved by the Compensation Committee after the Plan Year. Pro rata payouts will be made at the same time as payouts are issued to all other Plan participants.

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If the reason for separation is Total and Permanent Disability, death or Retirement, whether or not the Participant is then on a Leave of Absence, the Participant shall be eligible for a pro rata award. Any such award payable on behalf of a deceased Participant shall be paid to the decedent’s estate.

•	If the reason for separation is due to a Divestiture, then the Compensation Committee, in its discretion, shall determine if the Participant is eligible for an award, if any.

•	If the reason for Separation is Serious Misconduct, such Employee shall not receive any award under this Plan.

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If the reason for separation is in connection with a Change in Control, the applicable Change in Control Severance Plan(s) (or in the case of the CEO, the applicable employment agreement) shall determine the Participant’s entitlement to an award, if any, for the Plan Year in which the Participant is terminated or for any prior Plan Year.

•	For any other Participant who separates from employment prior to the end of the Plan Year, such Employee shall not receive any award under this Plan.

•	A Participant on any type of Leave of Absence shall not be considered to be actively working during the Leave of Absence for purposes of this Plan.

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Awards for transferred, promoted or demoted Participants will be calculated using (i) the Individual Performance Factor assigned at the end of the Plan Year and (ii) the Target Award Percentages and Business Performance Factors prorated for the portions of the Plan Year the Participant was assigned different Target Award Percentages or was in different business units during the Plan Year.

Definitions

Business Performance Factors: the business performance measures used to calculate an award under this Plan.

Change in Control Severance Plan: includes, but is not limited to, the Motorola Solutions, Inc. 2011 Senior Officer Change in Control Plan, the Motorola Solutions, Inc. Legacy Senior Officer Amended and Restated Change in Control Plan, the Motorola Solutions, Inc. Legacy Corporate Officer Amended and Restated Change in Control Plan and the Motorola Solutions, Inc. Legacy Corporate Officer Transition Amended and Restated Change in Control Plan.

Company: Motorola Solutions, Inc. and its subsidiaries.

Compensation Committee: the Compensation and Leadership Committee of the Motorola Solutions, Inc. Board of Directors.

Divestiture: the sale, lease, outsourcing arrangement, spin off or similar transaction wherein a subsidiary is sold or whose shares are distributed to the Motorola Solutions stockholders, or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of the Company or a subsidiary.

Eligible Earnings: the base salary earned during the Plan Year.

Employee: a person in an employee-employer relationship with the Company whose base wage or base salary is processed for payment by the payroll department(s) of the Company or a subsidiary, and not by any other department of the Company. The term Employee shall exclude the following:

•	Any independent contractor, consultant or individual performing services for the Company who has entered into an independent contractor or consultant agreement;

•	Any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for services;

•	Any person classified by the Company as a temporary or contract labor (such as black badges, brown badges, contractors, contract employees, job shoppers) regardless of the length of service; and

•	Any “leased employee” as defined in Section 414(n) of the U.S. Internal Revenue Code of 1986, as amended.
Such individuals shall be precluded from retroactive participation in the Plan, even if a court or governmental or regulatory entity subsequently reclassifies such individuals as common law employees of the Company on a retroactive basis.

Executive Officer(s): officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended) of the Company.

Individual Performance Factor: the individual Participant performance measures used to calculate an award under this Plan.

Leave of Absence: an approved leave of absence.
Omnibus Plan: the Motorola Solutions Omnibus Incentive Plan of 2006, as Amended and Restated November 9, 2011, or any subsequent amendment and restatement, or any successor plan.
Participant: an Employee who meets the eligibility requirements set forth above.
Plan: the Motorola Solutions Executive Officer Short Term Incentive Plan, as amended from time to time.
Plan Year: calendar-year performance periods commencing each January 1 and ending the subsequent December 31.
Retired or Retirement: this Plan utilizes the definition of “retiree” and “retirement” that appear in the primary retirement plan covering the Participant.
Section 16: Section 16 of the Securities Exchange Act of 1934, as amended.
Section 162(m): Section 162(m) of the Internal Revenue Code, as amended.
Serious Misconduct: any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies or other written policies or procedures.
Target Award Percentages: target award percentages applicable to each Participant and used to calculate an award under this Plan, as determined by the Compensation Committee.
Total and Permanent Disability: for (i) U.S. employees, entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan or a determination of a permanent and total disability under a state workers compensation statute and (ii) non-U.S. employees, as established by applicable Motorola Solutions policy or as required by local regulations.
If a term is used but not defined in the Plan, it has the meaning given such term in the Omnibus Plan.

Applicable Law

To the extent not preempted by federal law, or otherwise provided by local law, the Plan will be construed in accordance with, and governed by, the laws of the state of Illinois without regard to any state’s conflicts of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.

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